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                                                                    Exhibit 99.5

                   OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT



      THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT is executed in reliance upon the transaction "safe harbor" afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended ("1933 Act").

      THIS AGREEMENT has been executed by the undersigned in connection with the placement of 6% Convertible Debentures in the amount of Two Hundred and Fifty thousand U.S. dollars ($250,000) due on or before August 31, 1999, which shall be convertible into the Common Stock of the Issuer (the "Debentures") and warrants, at the rate of one-half of a warrant for each share of Issuers Common Stock into which the Debenture would be convertible, at the average of the closing price on the American Stock Exchange for the five days preceding the Closing (the "Closing Price") to purchase (at the Closing Price plus 50%) the Common Stock of Soligen Technologies, Inc. located at 19408 Londelius Street, Northridge, California 91324, a corporation organized under the laws of the State of Wyoming, United States of America (hereinafter referred to as "Issuer"). After the Closing the Debentures shall be convertible as set forth in
Section 4 of the Form of Debenture. The undersigned (hereinafter referred to as "Buyer") is located at and is a corporation organized under the laws or a citizen and resident of the country set forth below Buyer's signature, and hereby represents and warrants to, and agrees with Issuer as follows:

      1.    AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

            a. The undersigned hereby subscribes for $250,000.00 (the "Purchase Price") of Issuers Debentures and Warrants for the purchase of the Common Stock of the Issuer (the "Warrants"), pursuant to a Regulation S offering (the "Offering").

            b. Buyer shall pay the Purchase Price by delivering good funds in United States Dollars to the Escrow Agent as set forth in the Escrow Agreement of even date.



      2.    SUBSCRIBER REPRESENTATIONS; ACCESS TO INFORMATION;
            INDEPENDENT INVESTIGATION.

            a. Offshore Transaction. Buyer represents and warrants to Issuer as follows:

                  (i) Buyer does not have any of its securities registered under the Securities Exchange Act of 1934 (the "Exchange Act") and is not a U.S. Person and is not owned by U.S. Persons as defined in Regulation S and herein;

                  (ii) At the time the buy order to purchase the Debentures and Warrants was originated, Buyer was outside the United States;
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                  (iii) No offer to purchase the Debentures and Warrants was made in the United States nor were any "directed selling efforts" as defined in Rule 902 of Regulation S made in the United States by Buyer or any of its affiliates;

                  (iv) Buyer is purchasing the Debentures and Warrants for Buyer's own account and for investment purposes and not with the view towards distribution. Buyer does not have any contract, understanding or arrangement with any person to sell, transfer or grant participation to such person or any third person with respect to the Debentures and Warrants;

                  (v) All subsequent offers and sales of the Debentures and Warrants shall be made in compliance with Regulation S, pursuant to registration of the Debentures and Warrants under the 1933 Act or pursuant to an exemption from such registration;

                  (vi) Buyer understands that the Debentures and Warrants are being offered and sold to Buyer in reliance on Regulation S safe harbor from the registration requirements of the 1933 Act and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such safe harbor and the suitability of buyer to acquire the Debentures and Warrants;

                  (vii) Buyer acknowledges that Buyer has received and reviewed the information supplied by the Company pursuant to Section 3b hereof;

                  (viii) Buyer agrees that from the date hereof until the forty-first (41st) day after the purchase of the Debentures and Warrants offered pursuant to Regulation S (the "Restrictive Period"), that the Buyer, or any successor, or any Professional (as defined in Section 2a(x) hereof) (except for sales of any Debentures and Warrants registered under the 1933 Act or otherwise exempt from such registration) (a) will not sell the Debentures or the Warrants to a U.S. Person or for the account or benefit of a U.S. Person or anyone believed to be a U.S. Person, (b) will not engage in any efforts to sell the Debentures or Warrants in the United States, (c) will send to a Professional acting as agent or principal, a confirmation or other notice stating that the Professional is subject to the same restrictions on transfer to U.S. Persons or for the account of U.S. Persons during the Restrictive Period as provided herein and (d) has complied with the "Offering Restrictions" as defined in Section 902(h)(1). Issuer will not honor or register and will not be obligated to honor or register any transfer in violation of these provisions; to assure full compliance with the restrictions placed on the resale of securities offered pursuant to Regulation S, the Issuer shall staple an attachment to the certificates evidencing the Debentures and Warrants, which shall bear the restrictive legend attached hereto as Exhibit "A. " The Debentures and Warrants and the Common Stock to be issued upon the conversion of the Debentures and upon the exercise of the Warrants, shall not make reference to the restrictive legend attached thereto, and shall be freely transferable on the books and records of Issuer and it's Transfer Agent.

                  (ix) For purposes hereof, in general, a "U.S. Person" means any natural person, resident of the United States; any partnership or corporation organized or incorporated under the laws of the United States or any state or territory thereof; any estate of which any executor or administrator is a U.S. Person; any trust of which any trustee is a U.S. Person; any agency or branch of a foreign entity located in the United States; any nondiscretionary account or similar account, other than an estate or trust, held by a dealer or other fiduciary for the benefit or account of a U.S. Person; any discretionary account
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or similar account, other than an estate or trust, held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities and not registered under the 1933 Act unless it is organized and incorporated and owned by "accredited investors," as defined under Rule 501(a) under the 1933 Act, who are not natural persons, estates or trusts. "U.S. Person" is further defined in Rule 902(o) under the 1933 Act;

                  (x) A "Professional" is a "distributor" as defined in Rule 902(c) under the 1933 Act (generally any underwriter, or other person, who participates, pursuant to a contractual arrangement, in the distribution of the Debentures and Warrants); a dealer as defined in Section 2(12) of the Exchange Act (encompassing those who engage in the business of trading or dealing in securities as agent, broker, or principal); or a person receiving a selling concession, fee or other remuneration in respect of the Debentures and Warrants sold.

                  (xi) Buyer acknowledges that at the time of the purchase, Buyer does not have a short or hedge position in the Debentures, Warrants or the Common Stock or any component thereof. During the Restrictive Period Buyer shall not in the United States, effect short sales in the Debentures, Warrants or the Common Stock, nor shall Buyer hedge through short sales, options or otherwise Buyer's purchase of such Debentures, Warrants or the Common Stock.

            b. No Government Recommendation or Approval. Buyer understands that no Federal, State or foreign governmental agency has passed on or made any recommendation or endorsement of the Debentures and Warrants.

      3.    ISSUER REPRESENTATIONS AND COVENANTS.

            a. Reporting Company Status. Issuer is a "reporting company" as defined by Rule 902 of Regulation S. Issuer is in full compliance, to the extent applicable, with all filing obligations under Section 15(d) of the Exchange Act.

            b. Current Public Information. Issuer has furnished Buyer with copies of the Issuer's 10K for the last fiscal year, as filed with the SEC and its latest 10Q for the latest quarterly period ended, as filed with the SEC, and any amendments thereto, and all 8K's as filed with the SEC during the last 12 months. There has been no material adverse changes in the financial condition or prospects of the company except as disclosed in the filings with the SEC.

            c. Offshore Transaction.

                  (i) Issuer has not offered the Debentures and Warrants which are the subject of this Agreement to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person as that term is defined in Regulation S.

                  (ii) At the time the buy order was originated, Issuer and/or its agents reasonably believed Buyer was outside of the United States and was not a U.S. Person.
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                  (iii) Issuer and/or its agents reasonably believe that the transaction has not been prearranged with a buyer in the United States.

            d. No Directed Selling Efforts. In regard to the transaction contemplated by this Agreement, the Issuer has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Issuer conducted any general solicitation relating to the offer and sale of the Debentures and Warrants which are the subject of this transaction to persons resident within the United States or elsewhere.

            e. Concerning the Debentures and Warrants. The Debentures and Warrants when issued and delivered will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of the Company. The Company has reserved the number of Common Shares required to be issued to the Buyers upon conversion of the Debentures and upon the exercise of the Warrants based upon the current trading price of the Company's Common Stock and reasonably anticipated changes in such price.

            f. Subscription Agreement. The Subscription Agreement has been duly authorized, validly executed and delivered on behalf of the Issuer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

            g. Non-contravention. The execution and delivery of the Subscription Agreement and the consummation of the issuance of the Debentures and Warrants and the transactions contemplated by the Subscription Agreement do not and will not conflict with or result in a breach by the Issuer of any of the terms or provision of, or constitute a default under, the articles of incorporation or bylaws of the Issuer or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Issuer is a party or by which its or any of its respective properties or assets are bound, or any existing applicable law, rule or regulation or any applicable law, rule or regulation or any applicable decree, judgment or order of any United States Court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Issuer or any of its properties or assets.

            h. Approvals. Issuer is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Debentures and Warrants as contemplated by the Subscription Agreement, except that the Issuer will not apply for listing of the shares to be issued upon conversion of the Debentures or the exercise of the Warrants on the Vancouver Stock Exchange, thus the undersigned will not be able to sell any such shares on the Vancouver Stock Exchange.

            i. Continuous Offering. The sale of the Debentures and Warrants pursuant to this Agreement is not a "continuous offering" as defined in Rule 902(m) or if it is a continuous offering, the sale of the Debentures and Warrants hereunder is the last sale thereunder and the "Restricted Period" as defined in Rule 902(m) commences on the Effective Date as hereinafter defined.

      4. SAFE HARBOR; RELIANCE ON REPRESENTATIONS. Buyer understands that the offer and sale of the Debentures and Warrants (or any components thereof) are not being
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registered under the 1933 Act. Issuer is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S and Buyer's representations hereunder.

      5. TRANSFER AGENT INSTRUCTIONS. Issuer's transfer agent will be instructed to issue one or more certificates representing the Debentures and Warrants without restrictive legend in the name of Buyer and in such denominations to be specified prior to closing. Issuer further warrants that no instructions other than these instructions and instructions for a "stop transfer" instruction until the end of the Restrictive Period for resales into the United States have been given to the transfer agent and that such Debentures and Warrants shall otherwise be freely transferable on the books and records of the Company. Nothing in these Sections , however, shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Debentures and Warrants and underlying Common Stock. Notwithstanding anything herein to the contrary, an attachment shall be stapled to the certificate evidencing the Debentures, Warrants and the common stock issued upon conversion of the Debentures and exercise of the Warrants, which attachment shall bear the legend attached hereto as Exhibit A.

      6. DELIVERY INSTRUCTIONS. The Debenture and Warrant certificates shall be delivered to the Escrow Agent, versus payment of the full Purchase Price, as setforth in the Escrow Agreement.

      7. CLOSING DATE. The date of the issuance and the sale of the Debentures and Warrants (the "Closing") shall be September 4, 1996 (the "Effective Date" or "Closing Date"), or such other mutually agreed to time and place.

      8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. Buyer understands that Issuer's obligation to sell the Debentures and Warrants is conditioned upon:

            a. The receipt and acceptance by Issuer of this Subscription Agreement for all of the Debentures and Warrants as evidenced by execution of this Subscription Agreement by the President or any Vice President of the Issuer; and

            b. Delivery to the Escrow Agent under the Escrow Agreement by Buyer of immediately available funds as payment in frill for the purchase of the Debentures and Warrants.

      9. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. Issuer understands that Buyer's obligation to purchase the Debentures and Warrants is conditioned upon:

            a. Acceptance by Buyer of this Subscription Agreement for the sale of the Debentures and Warrants as evidenced by execution of this Subscription Agreement by the President or any Vice President of the Buyer; and

            b. Delivery of the Debentures and Warrants without restrictive legend other than as contained on the attachment stapled to the certificates evidencing the Debentures and Warrants as described herein.

      IN WITNESS WHEREOF, this Offshore Securities Subscription Agreement was duly executed on the date first written below.
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      Dated this 4th day of the month of September, 1996.

Official Signatory of Issuer:

                              SOLIGEN TECHNOLOGIES, INC.



                              By:_____________________________________
                              Print Name: Yehoram Uziel
                              Title: Chairman and President

      Accepted this 4th day of the month of September, 1996.

      Official Signature of Buyer:





                              By: Black Sea Investments, LTD.; Ryan T. Phillips
                                  ---------------------------------------------
                                  Address:  President


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                                    Exhibit A




"The Securities covered hereby have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold within the United States or to or for the account or the benefit of U.S. persons (i) as part of a distribution at any time or (ii) otherwise until October 24, 1996, except, in either case, in accordance with Regulation S under the Act. Terms used above have the meaning give to them by Regulation S."